UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 2, 2026, Tesla, Inc. (“Tesla”) issued digital advertisements and posted messages via digital and social advertising platforms, copies of which are attached as Exhibit 1.

Additional Information and Where to Find It

Tesla has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2025” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 36 and 61, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 68 and is available here.

Exhibit 1

Tesla
12M followers
Promoted
Your Board sets bold goals and delivers — helping create billions in value and putting us on a path to a world of amazing abundance. Vote Now.
TESLA
We're Just Getting Started. Vote with Tesla.
www.VoteTesla.com
Learn more
100
10 comments • 10 reposts
Like
Comment
Repost
Send


Client / Person name
4h •
Your Board sets bold goals and delivers — helping create billions in value and putting us on a path to a world of amazing abundance. Vote Now.
TESLA
VoteTesla.com
Vote with Tesla.
Learn More
100
10 comments 10 shares


19:44
Tesla 3h
Sponsored
TESLA
VOTE NOW


Tesla @Tesla
Ad
Your Board not only sets ambitious goals – it brings them to life, helping create billions in value and putting us on a path to a world of amazing abundance. Vote for all three proposals before our Annual Meeting on December 3rd. votetesla.com
TESLA


u/username • Promoted 1h ago
Your Board sets bold goals and delivers — helping create billions in value and putting us on a path to a world of amazing abundance. Vote Now.
TESLA
VoteTesla.com
Learn More
300
501 Comments
Share


Tesla
Ad
TESLA
Learn more
234 likes
Your Board sets bold goals and delivers — helping create billions in value and putting us on a path to a world of amazing abundance. Vote Now.

19:44'? Tesla 3fi This Board Calls Opportunity The Future is Abundant Vote with Tesla Come What Others Call Impossible (0 VOTE NOW Come VoteNov/

Ad • www.votetesla.com Tesla Is Just Getting Started | The Best Is Yet to Come | Amazing Abundance What others call impossible, your Board calls opportunity. Vote now. Tesla’s next chapter starts with your vote. Vote with Tesla on all proposals. Ad • www.votetesla.com ▼ Vote for Tesla’s Future | The Best Is Yet to Come | Amazing Abundance What others call impossible, your Board calls opportunity. Vote now. Tesla's turned moonshots into reality time & time again. But the best is yet to come. Ad • www.votetesla.com » A Board That Delivers | Bringing the Future to Life | This Board Built the Roadmap This team will make our vision a reality. Vote with Tesla on all proposals. Our Board drew the blueprint. Your vote makes it a reality. Vote now. Ad ■ www.votetesla.com ▼ Vote with Tesla | Bringing the Future to Life | This Board Built the Roadmap Tesla is just getting started. Vote now to secure our next chapter. Our Board drew the blueprint. Your vote makes it a reality. Vote now.